August      , 2006

Beverage Acquisition Corporation
2670 Commercial Avenue
Mingo Junction, Ohio 43938

Morgan Joseph & Co. Inc.
As representative of the several Underwriters
600 Fifth Avenue, 19th Floor
New York, New York 10020-2302

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and director of Beverage Acquisition Corporation (“Company”), in consideration of Morgan Joseph & Co. Inc. (“Morgan Joseph”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall (i) vote all Insider Shares owned by such person in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) vote any shares of Common Stock acquired following or in the IPO in favor of the Business Combination.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Company to dissolve and liquidate the Trust Account to holders of IPO Shares as soon as reasonably practicable, and after approval of the Company's stockholders and subject to the requirements of the Delaware General Corporation Law (the “DGCL”), including voting for the adoption of a resolution by the Board, prior to such Termination Date, pursuant to Section 275(a) of the DGCL, which shall deem the dissolution of the Corporation advisable and (b) cause to be prepared such notices as are required by said Section 275(a) of the DGCL as promptly thereafter as possible, and (ii) vote his shares in favor of any plan of dissolution and distribution recommended by the Company's board of directors. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distributions by the Company upon liquidation of the Trust Account or dissolution and liquidation of the Company and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Account for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person’s Insider Shares. The undersigned agrees to indemnify and hold harmless the Company, pro rata with the other officers and directors of the Company based on the number of Insider Shares held by each such individual, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor, prospective target business or other entity that is owed money by the Company for services rendered or products sold, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account (as defined in the Letter of Intent) and the applicable vendor, prospective target business or other entity has not executed a valid and enforceable waiver of any rights, title, interest or claim of any kind in or to the monies held in the Trust Account. The undersigned represents that he reasonably believes that he currently has sufficient financial resources to satisfy his indemnification obligations as described herein.

3. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to the undersigned’s exploitation of that opportunity in any way or the presentation to any other person or entity, any suitable opportunity to acquire all or substantially all of the outstanding equity securities of, or otherwise acquire (through merger, capital stock exchange, asset acquisition, stock purchase or other business combination) an operating business in the beverage industry until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Account in connection with the dissolution of the Company or until such time as the undersigned ceases to be an officer or director of the Company; provided, however, that the presentation of such opportunities to the Company shall in each case be subject to any pre-existing fiduciary and/or contractual obligations the undersigned might have.

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company’s stockholders from a financial perspective.

5. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive and will not accept any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination; provided that, commencing on the Effective Date, Beverage Marketing Corporation (“Related Party”), shall be allowed to charge the Company up to $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company's use of Related Party’s offices, utilities and personnel. The Related Party and the undersigned shall also be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6. The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7. The undersigned will, as specified in the Stock Escrow Agreement in the form attached as Exhibit B which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, escrow its, his or her Insider Shares for the period commencing on the Effective Date and ending on the earlier of (i) the third anniversary of the Effective Date, (ii) the date on which the Company gives the escrow agent notice that the Company is being liquidated at which time the escrow agent will destroy the shares or (iii) in the event the Company undertakes a Business Combination, at such a time when the escrow agent releases the Insider Shares in order for the undersigned to participate in a Business Combination in which all stockholders have the right to exchange their shares of Common Stock for other property.

8. The undersigned agrees to be the Vice Chairman and a member of the Board of Directors of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.  The undersigned’s biographical information furnished to the Company and Morgan Joseph and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933.  The undersigned’s Questionnaire furnished to the Company and Morgan Joseph is true and accurate in all respects.  The undersigned further represents and warrants to the Company and Morgan Joseph that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as Vice Chairman and a member of the Board of Directors of the Company.

10. The undersigned acknowledges and understands that Morgan Joseph and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

11. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

12. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan Joseph and its legal representatives or agents (including any investigative search firm retained by Morgan Joseph) any information they may have about the undersigned’s background and finances (“Information”).  Neither Morgan Joseph nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

13. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such exclusive jurisdiction. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.

14. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by (i) Morgan Joseph and (ii) the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

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Name: Michael C. Bellas

Signature

Accepted and agreed:

Morgan Joseph & Co. Inc.

By: Name: Title:

Accepted and agreement:

Beverage Acquisition Corporation

By: Name:	Barclay H. Griffiths
Title:	Vice President

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the contact shall otherwise require, the following terms shall the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more operating businesses in the beverage industry, having, collectively, a fair market value equal to at least 80% of the Company’s net assets (excluding deferred underwriting discounts and commissions) at the time of such merger, capital stock exchange, asset acquisition or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Public Stockholders” shall mean holders of common stock sold as part of the IPO or in the aftermarket, including Insiders who purchase those shares in the IPO or aftermarket.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company’s IPO.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the failure to consummate a Business Combination within 18 months of the Effective Date (or 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Transaction Failure Date” shall mean the 18-month anniversary of the Effective Date (or the 24 month anniversary of the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 18-month period).

“Trust Account” shall mean that certain trust account established with Continental Stock Transfer & Trust Company, as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

EXHIBIT A

BIOGRAPHY

Michael C. Bellas has been our vice chairman since June 2006. Mr. Bellas has been the chairman of Beverage Marketing Corporation of New York, a strategic consulting and research firm specializing in the beverage industry, since founding the company in 1972. In this capacity, he has provided strategic advice to both domestic and international beverage companies regarding new growth initiatives, market entry planning, brand development/revitalization, domestic and international marketplace assessments and sales/distribution strategy development. Since 1999, Mr. Bellas has also been a managing director of BMC/Haas Financial, a division of Beverage Marketing Corporation of New York, a financial advisory firm servicing the beverage industry. Since 1972, Mr. Bellas has also been the chairman of KMC Corporation, a beverage distribution company operating in the Midwest region of the United States. From 1968 to 1972, Mr. Bellas was a staff consultant and project manager for Cresap, McCormick & Paget, an international management and strategy consulting firm. Mr. Bellas is co-founder, co-sponsor and opening day speaker of The Beverage Forum, a beverage industry conference. He is a contributing editor of Beverage World magazine and authors the magazine’s regular “Worldview” column. Mr. Bellas launched BMC’s annual series of market reports focused on the domestic and international beverage industries. He has addressed several international and national trade conventions including the World Beer & Drinks Forum, the International Bottled Water Association, the National Beer Wholesalers Association, the International Fruit Beverage Congress, the International Beverage Industry Exposition (InterBev) and the Dairy Food Industry Supply Association. Mr. Bellas received a B.A. from Yale University, a J.D. from University of Michigan Law School and an M.B.A. from Columbia Business School, where he was a McKinsey Scholar.

EXHIBIT B

FORM OF STOCK ESCROW AGREEMENT